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Exhibit 10.71


                              SEPARATION AGREEMENT

         AGREEMENT, made as of December 11, 2001, by and among STONEPATH GROUP, INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware and ANDREW P. PANZO, ("Panzo"), an individual presently residing within the Commonwealth of Pennsylvania.

                               W I T N E S S E T H

         WHEREAS, the Company and Panzo are parties to an employment agreement dated April 19, 2001 (the "Employment Agreement") pursuant to which Panzo served as an executive officer of the Company; and

         WHEREAS, the Company and Panzo desire to terminate the Employment Agreement, together with any and all other arrangements, agreements or understandings between them, and except as otherwise set forth herein, to terminate any and all claims that relate in any manner to any matter arising out of or relating in any way to Panzo's employment with or separation from the service of the Company, or that otherwise relate to Panzo's relationship with the Company, and to take the other actions as provided below.

         NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties hereto, intending to be legally bound hereunder, agree as follows:

         1. Termination of Employment Agreement; Resignation from Office.

            1.1 Under and subject to the agreements and covenants in this Agreement, the parties hereto agree that the Employment Agreement is hereby terminated, effective as of December 14, 2001 (the "Effective Date"), except to the extent hereafter provided. Panzo and the Company also agree that any other arrangements, agreements and understandings between them relating in any way to Panzo's employment by the Company or services on behalf of the Company, are also terminated and no longer of any force and effect, except to the extent hereafter provided. Panzo acknowledges that he shall be entitled to no further compensation or benefits under the Employment Agreement or any other arrangements, agreements or understandings with the Company after the Effective Date, except for the severance and other amounts described in this Agreement.

            1.2 In conjunction with the termination of the Employment Agreement, Panzo hereby resigns in all capacities as an officer and employee of the Company as of the Effective Date, and does thereby relinquish any of the powers, duties or authorities otherwise bestowed upon an officer or employee under either the Employment Agreement or under applicable federal law or the laws of the State of Delaware.

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            1.3 The parties agree that such resignation and termination of the
Employment Agreement are not related to or as a result of, a disagreement relating to the Company's operations, policies or practices. The Company agrees that in any publicly released materials it will attribute the resignation to such causes as Panzo and the Company shall mutually agree upon. Panzo and the Company shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning the termination of the Employment Agreement and this Agreement. Neither Panzo nor the Company shall issue any news releases or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports, in which such latter event any statements made shall be consistent with prior statements agreed to by the other party.

            1.4 Panzo shall remain on the Company's Board of Directors from the Effective Date until the date of the Company's next Annual Meeting of its Stockholders called for the purpose of electing directors; however, he shall upon the Effective Date relinquish the title of "Vice-Chairman." Panzo agrees not to stand for re-election as a member of the Company's Board of Directors at the next Annual Meeting of the Company's Stockholders called for the purpose of electing directors for a period of three (3) years from the Effective Date.

         2. Release of Obligations.

            2.1 In consideration of the agreements of Panzo set forth in this Agreement, the Company, intending to be legally bound hereby releases and forever discharges Panzo, his heirs, executors, administrators, successors and assigns (collectively "Panzo Releasees"), from all claims, charges, complaints, contracts (including the Employment Agreement) or causes of action including attorneys fees and costs (collectively, "Claims") except with respect to Panzo's obligations under this Agreement, and which the Company now has or may or can hereafter have, known or unknown, by reason of any cause whatsoever, on account of, or in anyway arising out of any transactions or events which have occurred prior to the signing of this Agreement, and specifically with regard to or relating to Panzo's employment with the Company or the termination thereof or the Employment Agreement; but only with respect to Claims to the extent that the underlying action or inaction of Panzo was taken by Panzo in good faith and in a manner that he reasonably believed was in or not opposed to the best interests of the Company.

            2.2 In consideration of the benefits provided to Panzo by the Company under this Agreement, Panzo, intending to be legally bound hereby releases and forever discharges the Company, its shareholders, officers, directors, employees, agents, subsidiaries, successors, assigns and affiliates, and all its and their employees, agents and directors and their respective heirs, executors, administrators, successors and assigns (collectively "Company Releasees"), from all claims, charges, complaints, contracts (including the Employment Agreement) or causes of action including attorneys fees and costs except with respect to the Company's obligations under this Agreement, and which Panzo now has or may or can hereafter have, known or unknown, by reason of any cause whatsoever, on account of, or in anyway arising out of any transactions or events which have occurred prior to the signing of this Agreement, and specifically with regard to or relating to the Panzo's employment with the Company or the termination thereof, under Title VII of the Civil Rights Act of 1964, as amended, the Pennsylvania Human Relations Act, as amended, the Equal Pay Act, as amended, The Americans With Disabilities Act, The Employee Retirement Income Security Act of 1974, Pennsylvania Wage Payment and Collection Law, excluding claims for accrued or vested benefits under any Company sponsored welfare, benefit or pension plan, or any similar federal, state or local statutes, ordinances or regulations. Panzo acknowledges that he has not heretofore filed any claims against Releasees in a court of law or with any governmental agency.

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         3. Certain Obligations of Employment Agreement to Survive.

            3.1 Notwithstanding the above, the Company and Panzo agree that Sections 8 through 10 of the Employment Agreement shall survive the termination thereof and shall continue in effect through April 19, 2004. The terms of this paragraph shall survive this Agreement. Panzo reaffirms that his continuing obligations of non-disclosure and non-competition are in exchange for valuable consideration received by him in this Agreement.

            3.2 The Company agrees that for and in consideration of compliance by Panzo with the covenants and agreements contained herein, it shall continue to indemnify and hold Panzo harmless in the manner and to the extent provided for in the Company's Bylaws and Certificate of Incorporation, as in effect on the date hereof, the terms of which shall survive this Agreement. The Company shall maintain Directors' and Officers' insurance coverage in at least the amounts and with at least the coverage maintained as of the date of this Agreement for a period of not less than three (3) years following the Effective Date.

         4. Consideration.

         4.1 Severance Payments.

         In consideration of the covenants and agreements contained herein, Panzo shall receive as sole, total and exclusive cash consideration hereunder, the sum of $575,000 as severance, less any amounts required to be withheld under applicable tax laws, payable in the following manner:

         (a) $275,000 on or before January 2, 2002 (the "First Payment"); and

         (b) $300,000 on or before January 2, 2003 (the "Second Payment").

         If the Company fails to make either the First Payment or the Second Payment in full within ten (10) days of receipt of a written notice from Panzo to the effect that the Company is otherwise in default with respect to the First Payment or the Second Payment (the "Default Notice"), then, in lieu of the First Payment or the Second Payment, as the case may be, Panzo will be entitled to receive, and the Company shall pay to Panzo within five (5) days of the date of such Default Notice, a lump sum equal to the balance of the entire cash amount (after crediting the First Payment, if the failure is with respect to the Second Payment) Panzo would have been entitled to receive from the Company under
Section 6.2(d) of the Employment Agreement as a result of the Company's termination of the Employment Agreement other than For Cause, without discount.

         4.2 Treatment of Options.

         In further consideration of the covenants and agreements contained herein as of the Effective Date, the Company agrees that Panzo's right to exercise all options to purchase shares of the Company's common stock of which Panzo is the beneficial owner is fully vested as of the Effective Date. This includes options to purchase 1,020,000 shares of the Company's common stock, issued subject to the terms of Non-Plan Option No. 2001-1, options to purchase 250,000 shares of the Company's common stock, issued subject to the terms of Plan Option No. 2001-6 and options to purchase 24,000 shares of the Company's common stock (assumed from Net Value, Inc.), issued subject to the terms of a Non-Qualified Stock Option Agreement of Net Value, Inc. dated December 4, 1999 (collectively, the "Options"). The Options shall continue to remain in full force and effect for the specified term thereof, subject to the respective terms of each applicable option instrument, as if the Employment Agreement had been terminated by the Company other than For Cause. Furthermore, as soon as practicable after the Effective Date of this Agreement the Company shall file and cause to become effective a registration statement on Form S-8 with the Securities and Exchange Commission covering resale of the shares of the Company's common stock issuable by the Company upon exercise of the Options (the "Registration Statement"). The Company agrees to maintain the Registration Statement in effect at all times during which the Options remain outstanding. Furthermore, if Panzo seeks to exercise one or more Options and at that time the Registration Statement is not effective such that the shares of common stock issued upon such exercise are not immediately freely tradable, (i) Panzo shall be permitted to exercise such Options or Options via a cashless exercise method, and any provision in the Option which otherwise provided only the "Option Administrator" the discretion to permit cashless exercise, shall be modified so as to permit Panzo the discretion to elect a cashless method of exercise, and
(ii) all restrictions on resale under Section 6.1 below shall be suspended until such time as the Registration Statement is effective again.

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            4.3 Benefits.

            (a) In addition to the consideration set forth above, the Company shall at its own expense, for a period of one (1) year from the Effective Date, maintain Panzo and his family as participants in the major medical or group health plan available to its most senior executive employees during such one (1) year period. In the event that it is determined that the Company may not include Panzo and his family on such plan, it shall reimburse Panzo for all premiums and other costs incurred by Panzo in obtaining equivalent coverage.

            (b) In addition, the Company agrees to maintain Panzo's membership or guest attendance rights to Doral Country Club through June 30, 2002, however, costs incurred there (such as meals, green fees, hotel accommodations, etc.) shall remain the responsibility of Panzo.

            (c) The Company agrees to pay the reasonable attorney fees of Klehr, Harrison, Harvey, Branzburg and Ellers, as counsel to Panzo in connection with the negotiation and review of this Agreement.

         5. Affirmative Covenants.

            5.1 Advisory Services.

            (a) Scope of Services. From the Effective Date until the date of the Company's next Annual Meeting of its Stockholders, Panzo agrees that upon the specific request of the Company and at Panzo's sole discretion, he shall provide advisory services and general assistance on a limited basis to, or on behalf of, the Company in connection with confirming matters or providing information relative to matters as to which he had principal responsibility while in the employ of the Company. This includes: (i) general matters of corporate finance as it relates to the Company's capitalization structure and securities issues;
(ii) the analysis and negotiation of debt facilities intended to secure acquisition and working capital for the Company; and (iii) investor relations matters, such as responding to investor inquiries and meeting with the members of the investment and brokerage communities. Any disclosures of Company information made by Panzo in good faith in the course of such activities shall not constitute a breach of his nondisclosure obligations under the Employment Agreement. The Company agrees to reimburse Panzo for reasonable expenses incurred by him in the performance of advisory services to the Company.

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            (b) Limited use of Office Facilities. Primarily so as to facilitate the limited advisory services described at subparagraph 5.1(a) above, from the Effective Date until the date of the Company's next Annual Meeting of its Stockholders, or such earlier time as the Company otherwise elects (provided that thereafter the Company shall make no further requests for services under subparagraph 5.1(a) above), Panzo shall be permitted to occupy an office and use the general facilities of the Company's Philadelphia offices located at Two Penn Center, Suite 605, Philadelphia, Pennsylvania, to pursue business matters on behalf of the Company.

            5.2 Return of Company Materials.

                  On or before the date of the Company's next Annual Meeting of its Stockholders, Panzo will deliver to the Company any and all Company property in his possession or under his control if requested to do so by the Company. For the purpose of this paragraph, the term "property" means all files, memoranda, minutes of Board meetings, employee files, documents, papers, agreements, keys, credit cards, records, computer hardware, computer software, computer apparatus, items of personal property, machinery and equipment or other materials, that belong to the Company or were purchased with funds or in the name of the Company. The Company acknowledges that certain items of equipment and personal property located in the Company's Philadelphia, Pennsylvania offices were purchased by Panzo using personal funds and shall remain his property notwithstanding their use on behalf of the Company.

            5.3 Non-Disparagement.

            (a) Panzo agrees that he shall not make or publish any negative, critical, disparaging, slanderous, or libelous statements about the Company or any of its officers, directors, agents, employees, or representatives, and unless (and then only to the extent required by law), shall not disclose the terms and provisions of this Agreement to any third party, except to the extent previously publicly disclosed by the Company.

            (b) The Company agrees that neither it nor its officers, directors, agents, employees, or representatives shall make or publish negative, critical, disparaging, slanderous, or libelous statements about Panzo, and shall not disclose the terms and provisions of this Agreement to any third party, except to the extent the Company believes in good faith that such disclosure is necessary to comply with applicable securities or other laws.

         6. Stockholder matters.

            6.1 Limitations on Public Resale.

            From and after the Effective Date, Panzo agrees to limit the sale of any Shares of the Company's common stock to those amounts that would be permissible to be sold under Rule 144(e) of the Securities Act of 1933, as amended, as if Panzo remained an "affiliate" of the Company at all times of such sales. Sales of securities by Panzo not affected through the American Stock Exchange (or any other securities exchange on which the Company's common stock is listed) shall not be included within this limitation if such sales are completed at less than a ten (10%) percent discount to the market price for the Company's common stock at the time of the transaction.

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            6.2 Limitation upon a Follow-on Offering.

            In the event the Company completes a public offering of at least $75 million of its common stock or securities convertible into common stock and the managing underwriter of such offering requests a lock-up on sales of common stock by senior Company executives, if requested by the Company, Panzo shall agree to the same lock-up as applicable to senior Company executives for a period not to exceed 90 days from the closing date of the offering. In that event, upon expiration of such lock-up period, the limitations upon resale in
Section 6.1 above shall terminate.

            6.3 Standstill Provision.

            For and in consideration of the mutual covenants and premises contained herein, for a period of three (3) years from the Effective Date, neither Panzo nor any family member (defined for this purpose to include his spouse and children) or company, partnership or trust controlled by Panzo (or such family member) will: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company (other than upon the exercise of Options); (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are interpreted in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company, or (iii) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to any voting securities of the Company for the purpose of seeking to control the management, Board of Directors or policies of the Company. Further, the parties acknowledge the Company would not have an adequate remedy at law for money damages in the event that this covenant were not performed in accordance with its terms and therefore Panzo agrees that the Company shall be entitled to specific enforcement of the terms hereof in additional to any other remedy to which it may be entitled, at law or in equity.

         7. Miscellaneous

            7.1 Notices.

            All notices which are required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or by telegraph or by registered certified mail, postage prepaid, as follows:

If to the Company:
         Stonepath Group, Inc.
         Two Penn Center, Suite 605
         Philadelphia, PA  19102
If to Panzo:
         Andrew P. Panzo
         8 Pennsford Lane
         Media, PA 19063

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            Notice shall be deemed to have been given upon receipt thereof as to communications that are personally delivered or telegraphed and five (5) days after deposit of the same in any United States mail post office box in the state to which the notice is addressed, or seven (7) days after deposit of same in any such post office box other than in the state to which the notice is addressed, postage prepaid, addressed as set forth above. Notice shall not be deemed given under the preceding sentence unless and until notice shall be given to all addressees above other than the sender. The addressees and addresses for the purpose of this Section may be changed by giving written notice of such change in the manner provided herein for giving notice. Unless and until such written notice is given, the addressees and addresses as stated, or as provided herein if no written notice of change has been given, shall be deemed to continue in effect for all purposes hereunder.

            7.2 Applicable Law.

            This agreement and all documents executed and delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania other than and without giving effect to the laws of the Commonwealth of Pennsylvania relating to choice of law.

            7.3 Applicable Jurisdiction.

            The parties hereby agree that any action, at law or in equity, arising under this Agreement or any of the other documents executed and delivered in connection herewith, shall be filed in and only in the state courts of the Commonwealth of Pennsylvania for the County of Philadelphia or the United States District Court for the Eastern District. The parties hereby consent and submit to the in personam jurisdiction of such courts for the purposes of litigating any such action.

            7.4 Assignments.

            This Agreement and the other documents executed and delivered in connection herewith shall be binding upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, heirs, successors, and assigns; provided, however, that Panzo may not assign or transfer his rights in and to this Agreement or any other document executed and delivered in connection herewith, without the prior written consent of the Company.

            7.5 Severability.

            Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement is held to be prohibited by or invalid under applicable law, such provisions will be ineffective only to the extent of such prohibition or invalidity, without invaliding the remainder of this Agreement.

            7.6 Further Cooperation.

            Each Party covenants and agrees to prepare, execute, acknowledge, file, record, publish, and deliver to the other Party such other instruments, documents, and statements including, without limitation, instruments and documents of assignment, transfer, and conveyance, and take such other action as may be reasonably necessary or convenient in the discretion of the requesting Party to carry out more effectively the purposes of this Agreement.

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            7.7 Entire Agreement.

            This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

            7.8 Signatures of Counterpart.

            This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

            7.9 Counsel Review.

            Panzo acknowledges that he has read and understands the contents of this Agreement. Panzo acknowledges that he has been specifically advised by Company to consult with an attorney before signing it and Panzo further acknowledges that this Agreement was reached after extensive negotiation in which Panzo was represented by counsel. Panzo acknowledges that he has executed this Agreement voluntarily and of his own free will, without coercion and with full knowledge of what it means to do so.

            7.10 Cooperation of Panzo.

            (a) Litigation Matters. Panzo agrees that without additional cost to the Company (except for reimbursement of direct expenses) he will cooperate with Company and Company's counsel in providing cooperation and assistance with respect to matters of ongoing litigation and disputes and in matters of future disputes or litigation to the extent they arise with respect to matters of which Panzo had knowledge during his tenure as an executive officer of the Company. Panzo warrants that, upon reasonable notice, he will make himself available to the Company and its counsel upon request by telephone and/or will appear at depositions and/or trials without subpoena or other process. Panzo agrees that counsel for the Company may contact him directly, rather than through his counsel. Panzo warrants that, upon reasonable notice, he will make all documents requested by the Company and/or its counsel available to the Company and its counsel without subpoena or other process. The Company will bear any expenses for copying documents it requests from Panzo. The Company will reimburse Panzo for reasonable and necessary direct expenses incurred by him in connection with Company's request to Panzo to appear for deposition or trial, or if Panzo is requested or required to appear for deposition or trial by someone other than Company.

            (b) General Corporate Matters. Through the end of the originally scheduled term of his Employment Agreement, Panzo agrees that, without additional cost to the Company (except for reimbursement of direct expenses) he will cooperate with the Company and Company's counsel in providing cooperation and assistance with respect to matters involving the Company to the extent they involve matters for which Panzo as a former executive officer had knowledge and involvement. Panzo warrants that, upon reasonable notice and at mutually agreeable times and places, he will make himself available to the Company by telephone or in person. The Company will reimburse Panzo for reasonable and necessary direct expenses incurred by him in connection with any requests to provide assistance.

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

ATTEST:                                     STONEPATH GROUP, INC.
                                            By:
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WITNESS:
                                            /s/ ANDREW P. PANZO
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                                                ANDREW P. PANZO